Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 28, 2014, relating to the consolidated financial statements of GasLog Ltd. (the “Company”) for the year ended December 31, 2013 appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in the prospectus which is part of this Registration Statement.

/s/ Deloitte, Hadjipavlou, Sofianos & Cambanis S.A.

Athens, Greece

March 14, 2016